Exhibit 99.1

Century Aluminum Announces Preliminary Agreement with Santee Cooper for New Power Contract
New Contract Would Enable Mt. Holly to Expand Production and Hire 70 Employees

CHICAGO, Dec. 7, 2020 (GLOBE NEWSWIRE) – Century Aluminum of South Carolina (CASC), a wholly-owned subsidiary of Century Aluminum Company (NASDAQ: CENX), announced today it has reached a preliminary agreement on the principal terms of a new, three-year power contract with the South Carolina Public Service Authority (also known as Santee Cooper) for the Mt. Holly aluminum smelter. The contract is expected to provide a minimum 290MW of electric power, allowing the smelter to increase its current production 50 percent by adding one-half of one potline to its current operation resulting in total production of 75 percent of Mt. Holly’s full capacity. In order to provide the time necessary to finalize the new contract and obtain the necessary governmental approvals, the parties have agreed to extend the current contract (set to expire on December 31, 2020) by three months. Upon receipt of all necessary approvals, the new contract would be expected to begin on April 1, 2021 and run through December 2023. CASC has also extended the conditional WARN notice, issued on October 20, 2020 through March 31, 2021.

Michael Bless, Century’s President and Chief Executive Officer, said, “We could not have reached this milestone without the unwavering commitment of Mt. Holly’s employees, their families and the entire community. In the face of the persistent uncertainty surrounding the plant’s future, compounded by an unprecedented global health crisis, our people have consistently operated the plant safely and efficiently. It is only through their focus and hard work that we were provided the opportunity to seek a power arrangement that would enable the plant to continue to operate. The men and women of Mt. Holly have earned our gratitude and our highest respect. We look forward to beginning the significant efforts required to rebuild the cells and otherwise prepare the plant to operate for the longer-term; this will include ultimately hiring an additional 70 people to support the incremental one-half potline.”

Jesse Gary, Century’s Executive Vice President and Chief Operating Officer, stated, “We would also like to thank our colleagues at Santee Cooper for their dedication to addressing a set of complex issues of mutual importance. It is evident they are committed to working with us, within the required regulatory boundaries, to support the critical value Mt. Holly provides to the community and to the state more broadly. We look forward to working with them over the coming years to discuss opportunities to return the plant to full production. We would also like to recognize state leadership, especially Governor McMaster and Commerce Secretary Hitt, without whose dedication we could not have reached this point; they have demonstrated again why manufacturers like Century are attracted to South Carolina.”

About Century Aluminum Company

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: our ability to successfully negotiate, finalize and enter into a new power contract for Mt. Holly and our intention and ability to continue to operate Mt. Holly following the expiration of the current power arrangement; our expectations about the necessary approvals associated with such new power contract and our and Santee Cooper’s ability to secure such approvals; the final terms and conditions of such new power contract, including the expected pricing, term and megawatts of power to be provided thereunder; our expectations with respect to Mt. Holly’s future production levels and financial and operating performance, employee hiring and projected employee levels; our expectations with respect to the restart of curtailed capacity including the associated timing and cost estimates; global and local financial and economic conditions; future aluminum pricing and the costs of our major raw materials; the impact of the continuously evolving COVID-19 pandemic; and the impact that these factors may have on the future financial and operating performance of Century and its subsidiaries, including Mt. Holly.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company